UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 29, 2008

StoneMor Partners L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-50910	80-0103159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Veterans Highway, Suite B, Levittown, PA	19056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 826-2800

155 Rittenhouse Circle, Bristol, PA 19007

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

As previously reported in a Current Report on Form 8-K filed with the SEC on October 4, 2006, StoneMor Partners L.P., a Delaware limited liability partnership (the “Company”), acting through its general partner, StoneMor GP LLC, a Delaware limited liability company (the “General Partner”), entered into the Registration Rights Agreement (the “Registration Rights Agreement”) with SCI New Mexico Funeral Services, Inc., a New Mexico corporation (“SCI”), dated as of September 28, 2006, in connection with the Asset Purchase and Sale Agreement (the “SCI Purchase Agreement”), dated as of September 28, 2006, between StoneMor Operating LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company, joined by certain of its direct and indirect subsidiary entities, and SCI Funeral Services, Inc., an Iowa corporation, joined by certain of its direct and indirect subsidiary entities.

On January 29, 2008, the Company, acting by its General Partner, entered into Amendment No. 1 to the Registration Rights Agreement with SCI (the “Amendment”). The following is a brief summary of the Amendment. This summary is not intended to be complete and is qualified in its entirety by reference to the Amendment, attached as Exhibit 10.1 to this Current Report on Form 8-K. Capitalized terms which are not defined in this Current Report on Form 8-K shall have the meanings assigned to such terms in the Amendment or the Registration Rights Agreement.

Pursuant to the Amendment, the definition of the term “90-Day Period” in the Registration Rights Agreement was replaced by the definition of the term “180-Day Period” to extend such period by ninety days. The Registration Rights Agreement was further amended by replacing the term “90-Day Period” by the term “180-Day Period” throughout the Registration Rights Agreement.

As a result of the Amendment, subject to certain conditions described in the Registration Rights Agreement, the Company will pay in cash, as additional purchase price under the SCI Purchase Agreement, any excess of the product of the percentage of the Registrable Securities that are sold during 180 consecutive trading days after the effective date of the registration statement with respect to the Registrable Securities (“180-Day Period”) multiplied by $5,875,000 over the sum of the following: (i) the actual aggregate gross sale proceeds received for the Registrable Securities which are sold during the 180-Day Period or, if the offering of the Registrable Securities is underwritten, the price paid for the Registrable Securities by the underwriter; plus (ii) all cash dividends or other distributions issued by the Company with respect to the Registrable Securities which are sold during the 180-Day Period, including any guaranteed minimum payments described in the Registration Rights Agreement.

Except for the changes described above, the Registration Rights Agreement continues in full force and effect.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description
10.1	Amendment No. 1 to Registration Rights Agreement, dated as of January 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONEMOR PARTNERS L.P.

		By:	StoneMor GP LLC its general partner

Date:	February 4, 2008	By:	/s/ William R. Shane
		Name:	William R. Shane
		Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 1 to Registration Rights Agreement, dated as of January 29, 2008.

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